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                              RETROSPETTIVA, INC.

                        INCENTIVE STOCK OPTION AGREEMENT
                        UNDER THE 1996 STOCK OPTION PLAN


Between:

Retrospettiva, Inc. (the "Company") and _____________________________________
(the "Employee"), dated _______________.

     The Company hereby grants to the Employee an option (the "Option") to purchase __________ shares of the Company's no par value common stock ("Stock") under the Retrospettiva, Inc. 1996 Stock Option Plan (the "Plan") upon the following terms and conditions:

     1. PURCHASE PRICE. The purchase price of the Stock shall be _____ per share, which is not less than the fair market value of the Stock on the date of this Agreement.

     2. INCENTIVE STOCK OPTION. The Option shall be an Incentive Stock Option, as defined in the Plan.

     3. PERIOD OF EXERCISE. The Option will expire ten years from the date of this Agreement. The Option may be exercised only while the Employee is actively employed by the Company and as provided in Section 6, dealing with termination of employment.

     The Option may be exercised for up to, but not in excess of, the amounts of shares subject to the Option specified below, based on the Employee's number of years of continuous employment with the Company from the date hereof. In applying the following limitations, the amount of shares, if any, previously purchased by Employee shall be counted in determining the amount of shares the Employee can purchase at any time in accordance with said limitations. The Employee may exercise the Option in the following amounts and in accordance with the conditions set forth in paragraph 7.3 of the Plan:

          (i) After one (1) year of continuous services to the Company, the Employee may purchase up to 33.3% of the shares of Stock subject to the Option;

          (ii) After two (2) years of continuous services to the Company, the Employee may purchase up to 66.6% of the shares of Stock subject to the Option;

          (iii) After three years of continuous services to the Company, the Employee may purchase all shares of Stock subject to the Option.

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     This Option may not be exercised for less than fifty shares at any time unless the number of shares purchased is the total number purchasable at the time under the Option.

     Where the Employee holds (whether under this Option alone or under this Option in conjunction with other incentive stock options) incentive stock options upon shares of the Company's common stock having an aggregate fair market value (determined at the time of grant of each option) exceeding $100,000, the $100,000 Limitation set forth in Section 4 below may impose additional limitations upon the exercisability of this Option and any other incentive stock options granted to the Employee. Such limitations are in addition to, and not in lieu of, the limitations set forth in this Section 3.

     4. $100,000 LIMITATION. Notwithstanding anything to the contrary contained herein, the total fair market value (determined as of the date of grant of an option) of shares of stock with respect to which this Option (and any other incentive stock options granted by the Company) shall become exercisable for the first time during any calendar year shall not exceed $100,000. (Hereinafter this limitation is sometimes referred to as the "$100,000 Limitation.") If in any calendar year shares of stock having a fair market value of more than $100,000 first would become exercisable, but for the limitations of this section, this Option shall be exercisable in such calendar year only for shares having a fair market value not exceeding $100,000. (Hereinafter, shares with respect to which this Option is not exercisable in a calendar year due to the $100,000 Limitation are referred to as "Excess Shares.")

     This Option shall become exercisable with respect to Excess Shares from a calendar year in the next succeeding calendar year (subject to any other restrictions on exercise which may be contained herein), provided that the $100,000 limitation shall also be applied to such succeeding calendar year. Subject to the term of this Option, such carryovers of Excess Shares shall be made to succeeding calendar years, including carryovers of any Excess Shares from previous calendar years, without limitation.

     If as of the date of this Agreement the Employee already holds incentive stock options granted by the Company (hereinafter any such incentive stock options are referred to as "Prior Options"), and the fair market value (determined as the date of grant of each option) of the shares subject to this Option and the Prior Options held by the Employee is such that the $100,000 Limitation must be imposed, the $100,000 Limitation shall be applied as follows unless a special provision is made on Exhibit A attached hereto. If no special provision is made on Exhibit A, the $100,000 Limitation shall be applied by giving priority to options which first become exercisable during a calendar year under the Prior Options. Thus, in applying the $100,000 Limitation under this Option, the fair market value (determined as of the date of grant) of the shares of stock with respect to which options first become exercisable under the Prior Options during the calendar year shall first be determined. Only the balance remaining for the calendar year of the $100,000 Limitation, if any, may be exercisable under this Option for the calendar year, with any excess to be carried over as provided in the preceding paragraph, but with such carryover also to be subject to the provisions of this paragraph.

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     Employee acknowledges that it is possible that he or she may be granted incentive stock options by the Company after the date of this Agreement. (Hereinafter such options are referred to as "Subsequent Options.") If the exercise price of a Subsequent Option is less than the exercise price of this Option, and if permitted under the regulations and decisions applicable to the $100,000 Limitation, Employee agrees that the Company may reduce the number of shares of stock for which this Option is exercisable in specified calendar years, so that all or part of the $100,000 limitation for said calendar years may be applied to such Subsequent Option, permitting earlier exercise of such Subsequent Option than would otherwise be possible. Where such reductions are made, Employee agrees to enter into any appropriate documentation to implement such reductions.

     Employee further acknowledges that, as provided in the Plan, in certain circumstances connected with a dissolution or liquidation of the Company, or a merger, consolidation or other form of reorganization in which the Company is not the surviving corporation, the imposition of the $100,000 Limitation may result in the termination of all or part of this Option or other incentive stock options.

     5. TRANSFERABILITY. This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Employee only by him or her.

     6. TERMINATION OF EMPLOYMENT. In the event that employment of the Employee with the Company is terminated, the Option may be exercised (to the extent exercisable at the date of his termination) by the Employee within three months after the date of termination; provided, however, that:

     (a) If the Employee's employment is terminated because he is disabled within the meaning of Internal Revenue Code section 422A, the Employee shall have one year rather than three months to exercise the Option (to the extent exercisable at the date of his termination).

     (b) If the Employee dies, the Option may be exercised (to the extent exercisable by the Employee at the date of his death) by his legal representative or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Employee, but the Option must be exercised within one year after the date of the Employee's death.

     (c) If the Employee's employment is terminated for cause, this Option shall terminate immediately.

     (d) In no event (including death of the Employee) may this Option be exercised more than ten years from the date hereof.

     7. NO GUARANTEE OF EMPLOYMENT. This Agreement shall in no way restrict the right of the Company to terminate Employee's employment at any time.

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     8.  INVESTMENT REPRESENTATION; LEGEND.  The Employee (and any other purchaser under paragraphs 6(a) or 6(b) hereof) represents and agrees that all shares of Stock purchased by him under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the Stock is restricted, and may place an appropriate stop transfer order with the Company's transfer agent with respect to the Stock.

     9. METHOD OF EXERCISE. The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the Stock to be issued, and in the event of an exercise under the terms of paragraphs 6(a) or 6(b) hereof, appropriate proof of the right to exercise the Option. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Employee (or other purchaser under paragraph 6 hereof) as soon as practicable after receipt of the notice.

     10. WITHHOLDING. In any case where withholding is required or advisable under federal, state or local law in connection with any exercise by Employee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to Employee, or may require Employee to remit to the Company an amount equal to such appropriate amounts.

     11. INCORPORATION OF PLAN. This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

                                   RETROSPETTIVA, INC.



                                   By
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                                        President
ACCEPTED:


---------------------------
Employee




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                               RETROSPETTIVA, INC.

                   NOTICE OF EXERCISE OF STOCK OPTION ISSUED
                        UNDER THE 1996 STOCK OPTION PLAN

To:  Compensation Committee
     Retrospettiva, Inc.
     8825 West Olympia Blvd.
     Beverly Hills, California 90211

          I hereby exercise my Option dated __________ to purchase __________ shares of no par value common stock of the Company at the option exercise price of $_______ per share. Enclosed is a certified or cashier's check in the total amount of $_________, or payment in such other form as the Company has specified.

          I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stock transfer order may be placed with the Company's transfer agent with respect to such shares.

          I request that my shares be issued in my name as follows:


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                  (Print your name in the form in which you
                     wish to have the shares registered)


            ------------------------------------------------------
                           (Social Security Number)


            ------------------------------------------------------
                              (Street and Number)


            ------------------------------------------------------
             (City)                (State)             (Zip Code)

Dated: ________________, 19__.

                              Signature:
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